UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2014

LIBERTY PROPERTY TRUST

LIBERTY PROPERTY LIMITED PARTNERSHIP

(Exact name of registrant specified in its charter)

Maryland Pennsylvania	1-13130 1-13132	23-7768996 23-2766549
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Chesterfield Parkway
Malvern, PA	19355
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone, including area code: (610) 648-1700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2014, the Board of Trustees (the “Board”) of Liberty Property Trust (the “Company”) appointed Antonio Fernandez to the Board to fill an existing vacancy on the Board.  Mr. Fernandez will receive compensation for his service on the Board as a non-employee member of the Board in the same manner as other non-employee members of the Board.  See the Company’s proxy statements for its annual meetings of shareholders as filed from time to time with the Securities and Exchange Commission.

Mr. Fernandez has been appointed to serve on the Board’s Compensation Committee and Corporate Governance and Nominating Committee.

A copy of the press release announcing the appointment of Mr. Fernandez is attached to this Current Report on Form 8-K as Exhibit 99.1

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                                             Exhibits.

Exhibit Number	Exhibit Title

99.1	Press Release dated November 14, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY PROPERTY TRUST

	By:	/s/ Herman C. Fala
		Name:	Herman C. Fala
		Title:	Secretary and General Counsel

LIBERTY PROPERTY
LIMITED PARTNERSHIP

	By:	Liberty Property Trust, its sole
General Partner

	By:	/s/ Herman C. Fala
		Name:	Herman C. Fala
		Title:	Secretary and General Counsel

Dated: November 14, 2014

EXHIBIT INDEX

Exhibit Number	Exhibit Title

99.1	Press Release dated November 14, 2014.